UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2025

KENTUCKY FIRST FEDERAL BANCORP

(Exact Name of Registrant as Specified in Its Charter)

United States	0-51176	61-1484858
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

655 Main Street, Hazard, Kentucky	41702
(Address of principal executive offices)	(Zip Code)

(502) 223-1638

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KFFB	The NASDAQ Stock Market LLC

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Current Report on Form 8-K filed on October 8, 2035, Kentucky First Federal Bancorp (the “Company”) appointed R. Clay Hulette Chief Executive Officer of the Company, subject to regulatory approval, and that First Federal Savings Bank of Kentucky, an indirect wholly-owned bank subsidiary of the Company (“First Federal of Kentucky”), appointed Mr. Hulette President and Chief Executive Officer of First Federal of Kentucky, subject to regulatory approval, and that pending regulatory approval, Mr. Hulette would serve as interim President and Chief Executive Officer of First Federal of Kentucky. On December 10, 2025, the Company and First Federal of Kentucky received final regulatory nonobjection, effective immediately, to Mr. Hulette’s service as Chief Executive Officer of the Company and as President and Chief Executive Officer of First Federal of Kentucky, respectively.

Item 9.01 Financial Statements and Exhibits

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENTUCKY FIRST FEDERAL BANCORP

Date: December 15, 2025	By:	/s/ Tyler Eades
Tyler Eades
Vice President and Chief Finance Officer

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